Exhibit 23.1
Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement of Network Cadence, LLC on Amendment No. 1 to Form S-1, of our report dated August 31, 2009, relating to the financial statements of Network Cadence, LLC for the two years ended December 31, 2008 and 2007.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Littleton, Colorado

December 22, 2009